UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2018
Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida		59-3191743
(State or other jurisdiction of incorporation)	001-12298	(IRS Employer Identification No.)
(Commission File Number)

One Independent Drive, Suite 114 Jacksonville, Florida 32202
(Address of principal executive offices) (Zip Code)

(904) 598-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
 ☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01    Other Events

On March 5, 2018, Regency Centers Corporation (the “Company”) announced that Lisa Palmer and Deirdre J. Evens have been nominated for election to the Company’s Board of Directors (the “Board”) at the Company’s 2018 Annual Meeting of Shareholders, which is expected to be held on April 26, 2018. Their successful elections would increase the total size of the Company’s Board from ten members to eleven members in light of Raymond L. Bank’s decision to not stand for re-election and Chaim Katzman’s recent resignation due to his new role as CEO of Gazit-Globe Ltd. and the number of public boards on which he serves. A copy of the press release announcing the nominations is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1     Press Release issued March 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
March 5, 2018	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer (Principal Accounting Officer)